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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933

                        AMERICAN TECHNOLOGY CORPORATION
               (Exact name of Registrant as specified in charter)

              DELAWARE                                     87-0361799
    (State or other jurisdiction                         (IRS Employer
  of incorporation or organization)                 Identification Number)

           12725 STOWE DRIVE                       ROBERT PUTNAM, PRESIDENT
        POWAY, CALIFORNIA 92064                        12725 STOWE DRIVE
             (619) 679-2114                        POWAY, CALIFORNIA 92064
   (Address and telephone number of                      (619) 679-2114
   registrant's principal executive          (Name, address and telephone number
offices and principal place of business)             of agent for service)

                     1997 EMPLOYEE STOCK COMPENSATION PLAN
                            (Full Title of the Plan)

                                   COPIES TO:

                           JOHN D. BRASHER JR., ESQ.
                      BRASHER & COMPANY, ATTORNEYS AT LAW
              90 MADISON STREET, SUITE 707, DENVER, COLORADO 80206
                                 (303) 355-3000

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
Dividend or Interest Reinvestment Plans, check the following line:   X
                                                                    ---

                        CALCULATION OF REGISTRATION FEE

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         Title of                                    Proposed                  Proposed
    Each Class                   Amount              Maximum                   Maximum                 Amount of
   of Securities                  Being           Offering Price               Aggregate              Registration
  Being Registered             Registered            Per Share              Offering Price(2)            Fee(3)
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Common Stock (1)                100,000                $3.875                     $387,500              $117.43
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(1) The securities registered hereunder are shares of the registrant's common stock, $.00001 par value, subject to award to persons defined as employees (excludes executive officers and directors) under the registrant's 1997 Employee Stock Compensation Plan.

(2)      Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the average of the bid and ask prices per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as quoted on the OTC Electronic Bulletin Board.

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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents are incorporated by reference in this registration statement of American Technology Corporation, a Delaware corporation ("Company"), and in the related Section 10(a) prospectus:

    (a) The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1996;

    (b) Company's quarterly report on Form 10-QSB for the fiscal quarter ended December 31, 1996;

    (c) Item 11 (Description of Securities) contained in registration statement on Form 10-SB of the Company, SEC file No. 0-24248.

    In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold and which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.00001 par value per share. There are no preferred shares authorized. The holders of Common Stock are entitled to one vote for each share held. The affirmative vote of a majority of votes cast at a meeting which commences with a lawful quorum is sufficient for approval of most matters upon which shareholders may or must vote, including the questions presented for approval or ratification at the Annual Meeting. However, removal of a director from office or repeal of the certificate of incorporation in its entirety require the affirmative vote of a majority of the total voting power for approval, and certain other matters (such as shareholder amendment of the bylaws, and amendment, repeal or adoption of any provision inconsistent with provisions in the certificate of incorporation regarding indemnification of directors, officers and others, exclusion of director liability, and the Company's election not to be governed by statutory provisions concerning business combinations with interested shareholders) require the affirmative vote of two-thirds of the total voting power for approval. Common Shares do not carry cumulative voting rights.

    Holders of Common Stock are not entitled to preemptive rights, and the Common Stock is not subject to redemption. Holders of Common Stock are entitled to receive, pro rata, dividends when and as declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Pursuant to Article NINTH of the Company's Certificate of Incorporation, and as permitted by Section 145 of the General Corporation Law of Delaware, the Company may indemnify its directors and officers under certain circumstances against reasonable expenses (including court costs and attorney's fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director, officer, employee, or agent of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Thus, the indemnification provisions will protect officers and directors from liability only if the officer or director meets the applicable standard of conduct and the Company has the financial ability to honor the indemnity. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the General Corporation Law of Delaware, the Certificate of Incorporation, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable; no common shares of the Company registered hereunder have been sold or issued.

ITEM 8.  EXHIBITS.

     5.1        Consent and opinion of Brasher & Company, counsel to the Company

    10.11 1997 Employee Stock Compensation Plan of the Company dated March 10, 1997

    23.1 Consent of BDO Seidman, LLP, independent certified public accountants

ITEM 9.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Poway, California, on the date below.

DATED:  March 24, 1997
                                           AMERICAN TECHNOLOGY CORPORATION



                                          By /s/ ROBERT PUTNAM
                                          ROBERT PUTNAM, CHIEF EXECUTIVE OFFICER

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

              Signature                            Title                 Date
              ---------                            -----                 ----
              /s/ ROBERT PUTNAM            Director, President          03/24/97
              ROBERT PUTNAM                Chief Executive Officer
                                           Chief Financial Officer

              /s/ RICHARD M. WAGNER        Director, Secretary          03/24/97
              RICHARD M. WAGNER


              /s/ ELWOOD G. NORRIS         Director                     03/24/97
              ELWOOD G. NORRIS

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933







                                    EXHIBITS





                        AMERICAN TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)





                                 EXHIBIT INDEX

              The following exhibits are included as part of this registration statement, except those marked as having previously been filed with the Securities and Exchange Commission and which are incorporated by reference to another registration statement, report or form. References to the "Company" in this Exhibit Index mean AMERICAN TECHNOLOGY CORPORATION, a Delaware corporation.

5.1     Consent and opinion of Brasher & Company, counsel to the Company    (1)

10.11   1997 Employee Stock Compensation Plan of the Company dated March
        10, 1997                                                            (1)

23.1    Consent of BDO Seidman, LLP, independent certified public
        accountants                                                         (1)

        (1) Exhibit filed as part of this Registration Statement on Form S-8.